Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Hanesbrands Inc. (“Hanesbrands”) on Form 10-K for the fiscal year ended July 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, E. Lee Wyatt, Chief Financial Officer of Hanesbrands, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hanesbrands.
     Date: September 28, 2006
/s/ E. Lee Wyatt Jr.

E. Lee Wyatt Jr.
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished to accompany Hanesbrands Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 2006 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Hanesbrands Inc. that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Hanesbrands Inc. and will be retained by Hanesbrands Inc. and furnished to the Securities and Exchange Commission or its staff upon request